                                                                    Exhibit 5(c)

                       INVESTMENT SUB-ADVISORY AGREEMENT
                       ---------------------------------

                  Between PROVIDIAN INVESTMENT ADVISORS, INC.

                                      and

                         BLAIRLOGIE CAPITAL MANAGEMENT


          THIS INVESTMENT SUB-ADVISORY AGREEMENT is entered into as of this 25th day of March, 1997, by and between Providian Investment Advisors, Inc. (the "Adviser"), a Delaware corporation, and Blairlogie Capital Management (the "Sub-Adviser"), a Scottish limited partnership.


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Providian Series Trust (the "Trust"), a Massachusetts business trust, has retained the Adviser to render investment advisory services pursuant to an Investment Advisory Agreement entered into as of March 25, 1997, and such agreement authorizes the Adviser to engage sub-advisers to discharge the Adviser's responsibilities with respect to the investment management of the Trust, a copy of which agreement has been provided to the Sub-Adviser and is incorporated by reference herein;

     WHEREAS, the Trust is an open-end management investment company, registered as such pursuant to the provisions of the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Trust currently consists of nine separate series, each having different investment objectives and policies;

     WHEREAS, the Adviser and the Sub-Adviser are each an investment adviser, registered as such pursuant to the provisions of the Investment Advisers Act of 1940 (the "Advisers Act"), and each is engaged in the business of rendering investment advice and investment management services as an independent contractor;

     WHEREAS, the Adviser desires to retain the Sub-Adviser to render advice and services to the Trust in connection with management and operation of its International Active Fund (the "Fund") pursuant to terms and conditions set forth herein; and

     WHEREAS, the Sub-Adviser desires and has agreed to render such advice and furnish such services with regard to the Fund pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:

     1. Employment. The Adviser hereby employs the Sub-Adviser, and the Sub-Adviser hereby accepts such employment, to render investment advice and investment management services with respect to the Fund, subject to the supervision and direction of the Adviser and the Trust. In the event the Adviser wishes to retain the Sub-Adviser to render investment advisory services to one or more additional funds, other than the Fund, the Adviser shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such fund shall become a Fund hereunder and be subject to this Agreement.

     2. Sub-Adviser Duties. Subject to the supervision of the Adviser and the Trust and the investment policies set forth in the Fund's registration statement, as amended and supplemented from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission ("SEC"), the Sub-Adviser shall provide a continuous investment program for the Fund, and determine the composition of the assets of the Fund, including determination of the purchase, retention or sale of the securities, cash, and other investments, including futures contracts and options thereon, for the Fund. The Sub-Adviser shall provide investment research and analysis, which may consist of computerized investment methodology, and shall conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Sub-Adviser is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Sub-Adviser shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies, or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies and shall execute and perform the same on behalf of the Fund. In performing these duties, the Sub-
Adviser:

          (a) Shall (1) manage the Fund so that it will qualify as a regulated investment company under Subchapter M of the Internal Revenue Code and (2) manage the Fund so as to ensure compliance by the Fund with the diversification requirements of Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. The Adviser shall notify the Sub-Adviser of any amendments to
Section 817(h) of the Internal Revenue Code and Regulations issued thereunder. In managing the Fund in accordance with these requirements, the Sub-Adviser shall be entitled to receive and act upon advice of counsel to the Trust, counsel to the Adviser, or counsel to the Sub-Adviser that is also acceptable to the Adviser.

          (b) In managing the Fund, shall conform with (1) the 1940 Act and all rules and regulations thereunder, and releases and interpretations related thereto, (2) all other applicable federal and state laws and regulations pertaining to investment vehicles underlying variable annuity and/or variable life insurance contracts, (3) any applicable procedures, policies and guidelines adopted by the Trustees of the Trust (the "Trustees"), (4) the Fund's objectives, investment policies and investment restrictions as stated in the Fund's Prospectus and Statement of Additional Information, and (5) the provisions of the Fund's Registration Statement filed on Form N-1A under the Securities Act of 1933 (the "1933 Act") and the 1940 Act. Until the Adviser delivers any supplements or amendments to the Sub-Adviser, the Sub-Adviser shall be fully protected in relying on the Fund's Registration Statement previously furnished to the Sub-Adviser by the Adviser.

          (c) Is responsible, in connection with its responsibilities under this Paragraph, for decisions to buy and sell securities and other investments for the Fund, for broker-dealer and future commissions merchants ("FCM") selection and for negotiation of commission rates. The Sub-Adviser's primary consideration in effecting a security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Fund, as amended or supplemented from time to time. Subject to such policies as the Trustees may determine, and consistent with Section 28(e) of the Securities Exchange Act of 1934 (the "1934 Act"), the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for a portfolio transaction effected at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser's (or its affiliates) overall responsibilities with respect to the Fund and to its other clients as to which it exercises investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the 1940 Act, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Fund to the Sub-Adviser if it is registered as a broker or dealer with the SEC or as a FCM with the Commodities Futures Trading Commission ("CFTC"), to any of its affiliates that are registered as a broker or dealer with the SEC or as a FCM with the CFTC, or to such brokers and dealers that also provide research or statistical research and material or other services to the Fund or the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and, upon request, the Sub-Adviser shall report on said allocation to the Adviser and the Trust, indicating the brokers, dealers or FCMs to which such allocations have been made and the basis therefor. Sub-Adviser will report to the Adviser any soft dollar arrangements that result in services to the Trust and/or the Sub-Adviser as may be reasonably requested by the Trustees.

          (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of the Fund, as well as any other investment advisory clients, to the extent permitted by applicable laws and regulations, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Fund's Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transactions, will be made by the Sub-Adviser in the exercise of its fiduciary obligations to the Fund and to such other clients in a manner that in its judgment is fair and equitable.

          (e) Shall, in connection with the purchase and sale of securities for the Fund, together with the Adviser, arrange for the daily transmission to the Fund's custodian and recordkeeping agent of such confirmation(s), trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and recordkeeping agent to perform its administrative and recordkeeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Adviser shall arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and recordkeeping agent and, if required, to the Adviser.

          (f) Shall assist the custodian and recordkeeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Fund for which the custodian and recordkeeping agent seeks assistance from the Sub-Adviser or identifies for review by the Sub-Adviser.

          (g) Shall make available to the Trust and the Adviser promptly upon request, any of the Fund's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the custodian and recordkeeping agent for the Fund), as are necessary to assist the Trust and the Adviser in compliance with requirements of the 1940 Act and the Advisers Act, as well as other applicable laws. The Sub-Adviser shall furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

          (h) Shall regularly report to the Trust on the investment program for the Fund and the issuers and securities represented in the Fund's portfolio, and shall furnish the Trust such periodic and special reports as the Trustees and the Adviser may reasonably request.

          (i) Shall not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and shall keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Adviser shall not disclose or use any records or information respecting the Sub-Adviser obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and shall keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Trust has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (j) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Sub-Adviser has not, to the best of the Sub-Adviser's knowledge:

               (i) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesperson, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

               (ii) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesperson or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

          (k) Shall provide to Adviser and the Trust by April 1 of each calendar year a copy of the Sub-Adviser's Form ADV as amended and most recently filed with the SEC and a list of persons who the Sub-Adviser has authorized to give written and/or oral instructions to Custodians of Fund assets for the Fund.

     3. Best Efforts. The Sub-Adviser hereby agrees to use its best judgment and efforts in rendering the advice and services with respect to the Fund as contemplated by this Agreement. The Sub-Adviser further agrees to use its best efforts in the preparation of reports and information and in the management of the respective assets of the Fund pursuant to this Agreement. For this purpose the Sub-Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Adviser shall be deemed to include persons employed or retained by the Sub-Adviser to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Sub-Adviser may desire and request.

     4. Independent Contractor. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Adviser, the Trust or the Fund in any way, or in any way be deemed an agent of the Adviser, the Trust or the Fund. It is expressly understood and agreed that the services to be rendered by the Sub-Adviser pursuant to the provisions of this Agreement are not to be deemed exclusive with respect to the Sub-Adviser's rendering of services, and the Sub-Adviser shall therefore be free to render similar or different services to others, provided, that its ability to render the services described herein shall not be impaired thereby.

     5. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the current Registration Statement for the Fund filed with the SEC and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all states in which the Sub-Adviser is required to be registered. The Sub-Adviser agrees promptly to provide written notice to the Adviser and the Trust of any change in ownership of the Sub-Adviser or the identity of the primary manager of the Fund and any other matter which is disclosed in the Registration Statement and becomes untrue.

     6. Furnishing of Information. The Sub-Adviser shall from time to time furnish to the Adviser detailed statements of the investments and assets of the Fund. The Sub-Adviser shall provide any materials reasonably related to the investment advisory services provided hereunder as may be reasonably requested in writing by the designated officers of the Adviser, the Trust or the Fund or as may be required by any governmental agency having jurisdiction. The Adviser shall from time to time furnish to the Sub-Adviser information pertaining to the investment objectives and needs of the Fund, and shall make available to the Sub-Adviser such financial reports, proxy statements, legal and other information in the possession of or available to the Adviser relating to Fund investments, as the same may be relevant to the performance by the Sub-Adviser of its obligations hereunder. The Adviser shall furnish such other information as the Sub-Adviser may reasonably request.

     7. Books and Records. In compliance with the requirements of Rule 3la-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Adviser's request, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule. The Sub-Adviser agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. Within five (5) business days of a written request, all such records and accounts shall be made available to the accountants or auditors of the Fund during regular business hours at the Sub-Adviser's offices. In the event of termination for any reason, all records of the Fund shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records.

     8. Tender Offers. The Sub-Adviser hereby agrees that whenever the Sub-Adviser has determined that the Fund should tender securities pursuant to a "tender offer solicitation," the Sub-Adviser shall designate an affiliate as the "tendering dealer," so long as such affiliate is legally permitted to act in such capacity under the federal securities laws, the rules promulgated thereunder and the rules of any securities exchange or association of which such affiliate may be a member. Such affiliated dealer shall not be obligated to make any additional commitments of capital, expense or personnel beyond that committed as of the date of this Agreement (other than normal periodic fees or payments necessary to maintain its corporate existence and its membership in the National Association of Securities Dealers, Inc.). This Agreement shall not obligate the Sub-Adviser or such affiliate to (i) act pursuant to the foregoing requirement under any circumstance in which either might reasonably believe that liability might be imposed upon it as a result of so acting, or (ii) institute legal or other proceedings to collect fees which may be considered to be due to it from others as a result of such a tender, unless the Fund shall enter into an agreement with the Sub-Adviser or such affiliate to reimburse it for all expenses connected with attempting to collect such fees (including legal fees and expenses and that portion of the compensation due to their respective employees which amount is directly attributable to the time involved in attempting to collect such fees).

     9. Expenses. During the term of this Agreement, the Sub-Adviser shall pay all expenses incurred by it and its staff and for their activities in connection with its services under this Agreement. The Sub-Adviser shall not be responsible for any of the following:

          (a) Expenses of audits by the Fund's independent public accountants;

          (b) Expenses of the Fund's transfer agent, registrar, dividend disbursing agent, and shareholder recordkeeping services;

          (c) Expenses of the Fund's custodial services including recordkeeping services provided by the custodian;

          (d) Expenses of the Fund's recordkeeping services provided by the recordkeeping agent;

          (e) Expenses of obtaining quotations for calculating the value of the Fund's net assets;

          (f) Expenses of obtaining portfolio activity reports for the Fund;

          (g) Expenses of maintaining the Trust's tax records;

          (h) Salaries and other compensation of any of the Trust's executives officers and employees, if any, who are not officers, directors, stockholders, or employees of the Sub-Adviser or its subsidiaries or affiliates (except that the Adviser, or any of its subsidiaries or affiliates, shall bear the expense with respect to executive officers and employees, if any, who are officers, directors, stockholders or employees of the Adviser or of its subsidiaries or affiliates);

          (i) Taxes, if any, levied against the Trust or the Fund;

          (j) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for the Fund;

          (k) Costs, including the interest expenses, of borrowing money;

          (l) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's or the Fund's existence, and the registration of shares with federal and state securities or insurance authorities;

          (m) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;

          (n) Costs of printing "share" stock certificates, if any, representing shares of the Trust;

          (o) Trustees' fees and expenses of Trustees who are not officers, employees, or Stockholders of the Sub-Adviser or any affiliate thereof (except that the Adviser shall bear the expense of any trustee who is an officer, employee, or stockholder of the Adviser or any affiliate thereof);

          (p) The Trust's pro rata portion of the fidelity bond required by
Section 17(g) of the 1940 Act, or other insurance obtained by the Trust;

          (q) Association membership dues;

          (r) Extraordinary expenses of the Trust as may arise including expenses incurred in connection with litigation, proceedings and other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto (unless Sub-Adviser is responsible for such expenses under Paragraph 15 of this Agreement); and

          (s) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.

     10.  Advisory Fees.

          (a) In exchange for the rendering of advice and services pursuant hereto, the Adviser shall pay to the Sub-Adviser on behalf of the Fund, and the Sub-Adviser shall accept as full compensation for all investment advisory services furnished to the Fund and as full reimbursement for all expenses assumed by the Sub-Adviser, an advisory fee based on the net assets of the Fund. The fee is equal to 0.65% annually on assets up to $50 million and 0.50% annually on assets above $50 million.

          (b) The advisory fee shall be accrued daily by the Fund and paid by the Adviser to the Sub-Adviser monthly in arrears as of the last valuation date.

          (c) In the case of termination of this Agreement during any month, the advisory fee for that month shall be prorated according to the number of business days during which the Agreement was in effect.

          (d) The advisory fee payable hereunder shall be reduced to the extent that an affiliate of the Sub-Adviser has actually received cash payments of tender offer solicitation fees (less certain costs and expenses incurred in connection therewith) as referred to in Paragraph 8 hereof.

     11. Seed Money. The Adviser agrees that the Sub-Adviser shall be not be responsible for providing money for the initial capitalization of the Fund.

     12. Compliance. (a) Nothing contained herein shall be deemed to require the Adviser or the Fund to take any action contrary to (i) the Agreement and Declaration of Trust of the Trust, (ii) the By-laws of the Trust, (iii) the Registration Statement or (iv) any applicable statute or regulation.

          (b) The Sub-Adviser agrees that it shall notify the Adviser and the Trust immediately (i) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser, or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the Internal Revenue Code or the regulations thereunder. The Sub-Adviser further agrees to notify the Adviser and the Trust immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

          (c) The Adviser agrees that it shall notify the Sub-Adviser immediately (i) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that a Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code, or (iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of
Section 817(h) of the Internal Revenue Code or the regulations thereunder.

     13. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.

     14. Responsibility and Control. Notwithstanding any other provision of this Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by the Sub-Adviser.

     15. Indemnification. (a) The Sub-Adviser agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act, controls ("controlling person") the Adviser (collectively, "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities to the Fund which (i) may be based upon any negligence or willful misconduct by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser (other than a Sub-Adviser Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering the shares of the Trust or the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser (other than a Sub-Adviser Indemnified Person); provided, however, that in no case is the Sub-Adviser's indemnity in favor of Adviser Indemnified Persons deemed to protect such persons against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of his or her duties or by reason of reckless disregard of obligations and duties under this Agreement.

          (b) The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and any controlling person of the Sub-Adviser (collectively, "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Fund which (i) may be based upon any negligence or willful misconduct by the Adviser, any of its employees or representatives or any affiliate of or person acting on behalf of the Adviser (other than an Adviser Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering shares of the Trust or the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Sub-Adviser, the Trust or any affiliated person of the Sub-Adviser or Trust by an Adviser or any affiliated person of the Adviser (other than an Adviser Indemnified Person); provided, however, that in no case is the Adviser's indemnity in favor of Sub-Adviser Indemnified Persons deemed to protect such persons against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of his or her duties or by reason of reckless disregard of obligations and duties under this Agreement.

     16. Liability. Except as provided in Paragraph 15 and as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Trust and the Adviser agree that the Sub-Adviser, any affiliated person of Sub-Adviser and any controlling person of the Sub-Adviser shall not be liable for or subject to any damages, expenses, or losses in connection with any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Sub-Adviser's duties, or by reason of reckless disregard of the Sub-Adviser's obligations and duties under this Agreement.

     17. Limitation of Liability. A copy of the Agreement and Declaration of Trust for the Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Agreement and Declaration of Trust has been executed on behalf of the Trust by a Trustee in his or her capacity as Trustee and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, officer, employee, agent or shareholder, whether past, present, or future, of the Trust individually.

     18. Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by
(i) the Trustees or by vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

     19. Termination. This Agreement may be terminated without payment of any penalty (a) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days written notice to the Adviser and the Sub-Adviser, (b) by the Adviser upon sixty (60) days written notice to the Sub-Adviser and the Trust, or (c) by the Sub-Adviser upon sixty (60) days written notice to the Adviser and the Trust. This Agreement shall terminate automatically in the event of any transfer or assignment hereof, as defined in the 1940 Act. In the event this Agreement is terminated or is not approved in the manner described above, Paragraphs 2(g), 2(i), 7, 13, 14, 15 and 16 this Agreement, as well as any applicable provision of this Paragraph, shall remain in effect.

     20. Notices. Unless otherwise specified herein, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when deposited in the mail postage prepaid and addressed to the Sub-Adviser at 2874 Johnson Ferry Road, Suite 200, Marietta, GA 30062, Attn: Darren DeVoreor to the Adviser at 400 West Market Street, Louisville, KY 40202, Attn: President, or at such other address or addresses as shall be specified, in each case, in a notice similarly given.

     21. No Waiver. The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

     22. Severability. The provisions of this Agreement shall be considered severable and if for any reason any provision of this Agreement which is not essential to the effectuation of the basic purpose of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

     23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     24. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto and, as required, upon approval of a majority of the outstanding voting securities of the Fund.

     25. Definitions. For purposes of application and operation of the provisions of this Agreement, the term "majority of the outstanding voting securities" shall have the meaning as set forth in the 1940 Act.

     26. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     27. Advertising. Sub-Adviser shall not use any sales promotion or other advertising materials relating to the Trust or the Adviser without the Adviser's prior written consent.

     28. Insurance. Sub-Adviser shall have and maintain Errors and Omissions liability insurance covering Sub-Adviser's duties under this Agreement, with limits of $____________ per occurrence and $____________ annual aggregate. Sub-Adviser shall also maintain a fidelity bond in an amount and of a nature reasonably determined by Adviser. Sub-Adviser shall name the Trust and the Adviser as additional insureds and shall provide evidence of such coverage at least annually.

     IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.



                                        PROVIDIAN INVESTMENT
                                        ADVISORS, INC.

ATTEST:
                                        By:
                                            ------------------------------------
                                                [title]


                                        BLAIRLOGIE CAPITAL
                                        MANAGEMENT

ATTEST:
                                        By:
                                            ------------------------------------
                                                [title]